EXHIBIT 23.2



                          Independent Auditor's Consent

We consent to the incorporation by reference in the Registration Statement of Fidelity Federal Bancorp on Form S-3 of our report dated January 12, 2001, on the financial statements of Fidelity Federal Bancorp appearing in Fidelity Federal Bancorp's Form 10-K for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in such Registration Statement.

BKD LLP  (formerly Olive LLP)


Evansville, Indiana
August 27, 2001